Exhibit 12(g)

                 Entergy London Investments
Computation of Ratios of Earnings to Fixed Charges and
           Ratios of Earnings to Fixed Charges



                                                         1997

Fixed charges, as defined:
  Total Interest                                        178,647
  Interest applicable to rentals                          3,766
                                                      ---------
Total fixed charges, as defined                        $182,413
                                                      =========
Earnings as defined:
  Net Income                                          ($148,856)
  Add:
    Provision for income taxes:
      Total                                             (55,536)
    Fixed charges as above                              182,413
                                                      ---------
Total earnings, as defined                             ($21,979)
                                                      =========
Ratio of earnings to fixed charges, as defined            -0.12
                                                      =========